EXHIBIT 10.2

                              THE BERMAN CENTER LLC
                            PLACEMENT AGENT AGREEMENT

                                                     Dated as of: April 11, 2005

Hunter World Markets, Inc.
9300 Wilshire Boulevard
Penthouse Suite
Beverly Hills, CA 90212

Ladies and Gentlemen:

      The undersigned, The Berman Center LLC (the "Company"), hereby agrees with Hunter World Markets, Inc. ("Hunter") as follows:

      1.    Placement.

      The Company hereby engages Hunter to act as its exclusive placement agent in a transaction on a "best efforts" basis involving the issuance and sale by the Company (the "Offering") of Units, each Unit consisting of (i) two (2) shares of Common Stock; (ii) one three-year warrant to purchase one share of Common Stock at an exercise price equal to $1.05 (200% of the issue price per share - the "Issue Price") (a "Class A Warrant"); and (iii) one three-year warrant to purchase one share of Common Stock at an exercise price equal to $1.575 (300% of Issue Price) per share (a "Class B Warrant"). The price per Unit shall be $1.05. Prior to and as a condition to the initial closing of the Offering and the reverse merger (the "Merger") of the Company with an over-the-counter Bulletin Board listed shell company (the "Shell") (i) the Company shall reorganized as a C corporation and (ii) there shall be outstanding 13,050,000 shares of the Company's Common Stock.

      The Class A Warrants shall be redeemable by the Company at a price of five
(5) cents per warrant in the event (i) there is an effective registration statement covering the shares of Common Stock underlying the Class A Warrants and (ii) the closing market price of shares of Common Stock listed on a national securities market equals or exceeds $1.575 which is 300% of the Issue Price of the shares of Common Stock issued further to the Private Placement Unit Offering for twenty of the thirty consecutive trading days immediately preceding the Company's notice of redemption.

      The Class B Warrants shall be redeemable by the Company at a price of five
(5) cents per warrant in the event (i) there is an effective registration statement covering the shares of Common Stock underlying the Class B Warrants and (ii) the closing market price of shares of Common Stock listed on a national securities market equals or exceeds $2.10 which is 400% of the Issue Price for twenty of the thirty consecutive trading days immediately preceding the Company's notice of redemption.


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

      The "Minimum Funding" shall be $3,000,000 (2,857,142 Units) and the "Maximum Funding" shall be $6,000,000 (5,714,284 Units). This pricing assumes a capitalization of approximately 15,000,000 issued and outstanding shares (after giving effect to the Merger) for a pre-money valuation of approximately $8,000,000.

      The Company shall file an SB-2 registration statement no later than thirty
(30) days following the closing of the Merger. The Company will use its best efforts to have it declared effective 180 days after the initial closing of the Offering. The securities to be included in the SB-2 registration statement are the Common Stock purchased as part of the Units, the Class A Warrants, the Class B Warrants, the Placement Agent Warrants (as that term is defined herein) and the Bridge Warrants (as that term is defined herein). No additional shares shall be included unless the Company shall have first received Hunter's prior written consent so long as all securities purchased by investors in the Offering are included in the Form SB-2.

      The Company has borrowed an aggregate of $400,000 from funds introduced to the Company by Hunter (the "Bridge Notes"). In connection therewith, the Company issued such funds warrants (the "Bridge Warrants") to purchase up to 134,786 Membership Interests in the Company at a per LLC Membership Interest price of $0.9348156 (after the recapitalization of the Company into a C corporation referenced above, the Bridge Warrants will represent the right to purchase 400,000 shares of the Company's Common Stock at a per share exercise price of $0.315).

      All monies raised in the Offering shall be placed in a non-interest bearing escrow account until the Minimum Funding amount is raised and deposited.

      Upon closing of the Minimum Funding amount, proceeds shall first be applied to payoff any interest and principal outstanding under the Bridge Notes.

      Hunter shall not be obligated to sell any Units and this Offering by Hunter shall be solely on a "best efforts basis."

      The initial closing of Minimum Funding will take place concurrent with the execution of a reverse merger agreement covering the Merger and the filing of 14C Information Statement covering the Merger by the Shell with the Securities and Exchange Commission or at such earlier time as mutually agreed in writing by the parties. Any additional monies raised under this Offering must be raised within thirty (30) days after the initial Closing. The initial term of this Agreement shall be for a period of six months from the date of this Agreement unless terminated sooner by the mutual written agreement of the Company and Hunter. The period commencing on the date of execution of this Agreement and ending six months hereafter is referred to herein as the "Placement Term."


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

      As a condition of the initial closing of the Minimum Funding, the Company will provide Hunter with: (a) an employment agreement between the Company and Laura Berman that is reasonably acceptable to Hunter, (b) evidence that all of the media companies, media projects (including but not limited to books) and related interests owned or controlled by Laura Berman are owned by the Company and (c) a signed non-compete agreement with Laura Berman reasonably acceptable to Hunter.

      The Company shall prepare a Private Placement Memorandum ("PPM"), which shall not contain a materially misleading statement, or omit to state a fact required to make the statement therein not misleading. The Offering shall be conducted pursuant to Regulation D promulgated by the Securities and Exchange Commission (the "SEC") and shall be offered and sold only to "Accredited Investors" as that term is defined in Regulation D. The Offering is intended to qualify as a Regulation D, Rule 506 transaction. Other than Hunter itself, no person, party or entity, including the Company, its officers, directors, employees, agents, or attorneys, may distribute the Private Placement Memorandum used in connection with the offering of the Units, in any manner (including electronically) to any party, without the prior written consent of Hunter.

      2.    Public Company Status

      Concurrent with the initial closing of the Offering, the Company will complete the Merger with Shell provided by Hunter and/or its affiliates provided, however that such Shell shall be subject to the approval of the Company and its legal counsel. In connection with the Merger (but before issuance of the Units under the Offering), the existing shareholders of the Company will receive 87% of the issued and outstanding shares of stock of the post merger company and the existing holders of the Shell, and their designees, will hold the remaining 13% of the issued and outstanding shares of the post merger company.

      3.    Compensation.

      As compensation for the Units sold directly by Hunter, Hunter will receive the following: (i) 10% commission on the total gross proceeds raised by Hunter;
(ii) a non-accountable expense allowance in the amount of 2% of the total gross proceeds raised by Hunter; and (iii) warrants to purchase common stock in the Company equal to 10% of the Common Stock included in any units sold in the Offering (from Hunter and Company), provided, however, that Hunter has raised the Minimum Funding amount ("Placement Agent Warrants").

      The Placement Agent Warrants will receive registration rights identical to the rights granted to the holders of Class A Warrants and Class B Warrants. The Placement Agent Warrants will be exercisable at the Issue Price and will have a three (3) year term.


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

      4.    Exclusivity.

            (a) During the Placement Term, Hunter shall have the exclusive right to raise $6,000,000 (the "Exclusive Funding Amount").

            (b) All monies raised by the Company or Hunter during the Placement Term shall be under the same terms and conditions as the Offering.

            (c) The Company may not solicit, engage or continue to work with any underwriters, third party finders, brokers, or other consultants, during the Placement Term, without express written approval of Hunter. During the Placement Term, the Company shall provide Hunter with the name and other pertinent information on any potential investor before accepting such investment, however the Company shall at all times retain sole discretion to accept such investment.

            (d) Hunter may raise up to the Maximum Funding amount prior to the Company delivering notice of any potential investor, in which case, Hunter's investors shall be accepted and the Offering will be closed.

      5. Right of First Refusal. Provided that Hunter is able to raise the Minimum Funding amount during the Placement Term, Hunter shall have the right of first refusal (the "Right of First Refusal") for any equity financing entered into by the Company within 12 months from the date of the filing of the registration statement for the securities issued further to the Offering. The Right of First Refusal shall not apply to (i) any strategic partner financing whereby an investor brings qualitative value in addition to money being invested or (ii) any financing related to an acquisition transaction.

      6.    Reserved.


      7.    Break Up Fee.

            (a) In the event the Company receives, after the date of the reverse merger agreement to be entered into between the Company and the Shell, an unsolicited proposal or offer from a person or entity, or any affiliate thereof to acquire all or substantially all of the assets or outstanding equity of the Company (an "Acquisition Proposal"), and the Board of Directors of the Company determines in good faith that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, the Company shall pay the Shell the sum of $100,000 as liquidated damages.


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

            (b) Hunter may reasonably determine that based upon due diligence or market conditions, it may be impractical to raise money for the Company during the Placement Term. In such an event, the parties will be discharged from liability under this Break Up Fee provision.

      8.    Representations, Warranties and Covenants of Hunter.

            Hunter represents, warrants and covenants as follows:

            (a) Hunter has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

            (b) The execution and delivery by Hunter of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which Hunter is a party or by which Hunter or its properties are bound, or any judgment, decree, order or, to Hunter's knowledge, any statute, rule or regulation applicable to Hunter. This Agreement, when executed and delivered by Hunter, will constitute the legal, valid and binding obligations of Hunter, enforceable in accordance with their respective terms, except to the extent that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally,
(ii) the enforceability hereof or thereof is subject to general principles of equity, or (iii) the indemnification provisions hereof or thereof may be held to violate public policy.

            (c) Hunter will not deliver any documents related to the Offering to any person it does not reasonably believe to be an Accredited Investor based upon documentary evidence thereof, where appropriate.

            (d) Hunter will not intentionally take any action that it reasonably believes would cause the Offering to violate the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the respective rules and regulations promulgated thereunder (the "Rules and Regulations") or applicable "Blue Sky" laws of any state or jurisdiction.

            (e) Hunter shall use all reasonable efforts to determine (i) whether the Investor is an Accredited Investor and (ii) that any information furnished by the Investor is true and accurate. Hunter shall have no obligation to insure that any check, note, draft or other means of payment for the Units will be honored, paid or enforceable against the Investor in accordance with its terms.

            (f) Hunter is a member of the NASD, and is a broker-dealer registered as such under the Securities Exchange Act of 1934 and under the securities laws of the states in which the Units will be offered or sold by Hunter, unless an exemption for such state registration is available to Hunter. Hunter is in compliance with all material rules and regulations applicable to Hunter generally and applicable to Hunter's participation in the Offering.


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

      9.    Representations and Warranties of the Company.

            The Company represents and warrants as follows:

            (a) The execution, delivery and performance of this Agreement has been or will be duly and validly authorized by the Company and will be, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) the enforceability hereof or thereof is subject to general principles of equity or (iii) the indemnification provisions hereof or thereof may be held to violate public policy. The securities to be issued pursuant to the transactions contemplated by this Agreement have been duly authorized and, when issued and paid for in accordance with (x) this Agreement and (y) the certificates/instruments representing such securities, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (2) the enforceability thereof is subject to general principles of equity, or (iii) the indemnification provisions hereof or thereof may be held to violate public policy. All corporate action required to be taken for the authorization, issuance and sale of the securities has been duly and validly taken by the Company.

            (b) The outstanding limited liability membership interests of the Company have been duly authorized and issued and the Company has outstanding capitalization as will be set forth in the PPM. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the agreements described herein or as set forth in the PPM. All issued and outstanding securities of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company.

            (c) The Common Stock being offered as part of the Units, as well as issuable upon exercise of the Warrants that form part of the Units will be duly authorized and when issued and paid for in accordance with this Agreement and proper exercise of such warrants, respectively, and the certificates/instruments representing such Common Stock, will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders; such securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.


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

            (d) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation any real or personal property to be owned or leased by the Company).

            (e) There is no litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of the Company.

            (f) The Company is not aware of any federal or securities violations by any of its current officers, directors or consultants, nor does the Company believe that any of its officers, directors or consultants are or were the subject of any enforcement proceedings by the Securities Exchange Commission or the National Association of Securities Dealers.

            (g) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Illinois. The Company does not own or control, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its business (and proposed business), and the Company is doing business in strict compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all foreign, federal, state and local laws, rules and regulations concerning the business in which it is engaged. The Company has all power and authority to enter into this Agreement, to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection herewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the securities except for applicable federal and state securities laws. The Company, in the last three years, has not incurred any liability arising under or as a result of the application of any of the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 or the Rules and Regulations.

            (h) The Company is not in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Company is not in violation of any provision of its charter or by-laws (other than the obligation to hold annual meetings of its shareholders and related matters) or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any statute, rule or regulation. Neither the execution and delivery of this Agreement, nor the


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

issuance and sale or delivery of the securities, nor the consummation of any of the transactions contemplated herein, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except (a) where such default, lien, charge or encumbrance would not have a material adverse effect on the Company and (b) nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or, assuming the due performance by Hunter of its obligations hereunder, any statute or any order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.

            (i) The information in the PPM, including, without limitation, information concerning any liability or obligation, direct or contingent, for borrowed money, or any transaction other than in the ordinary course of business, or with respect to the declaration or payment of any dividend or other distribution on or in respect of its capital stock and as to any outstanding obligations to any officer or director of the Company, shall be true and correct as of the date of the PPM, and the PPM shall be amended during the Placement Term to update any changes in the information therein.

            (j)   There are no claims for  services  in the nature of a finder's or origination fee with respect to the sale of the Units, or the securities comprising a part thereof, or any other arrangements, agreements or understandings that may affect Hunter's compensation.

            (k) The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business and to the best of the Company's knowledge there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company's businesses except any claim or action that would not have a material adverse effect on the Company; to the best of the Company's knowledge, the Company's current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

            (l) The Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.


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

            (m) Subject to the performance by Hunter of its obligations hereunder, the offer and sale of the Units comply, and will continue to comply, up to the Placement Term in all material respects with the requirements of Rule 506 of Regulation D promulgated by the SEC pursuant to the Securities Act of 1933 and any other applicable federal and state laws, rules, regulations and executive orders. The Company will not cause or knowingly permit any action to be taken in connection with the placement which violates the Securities Act of 1933 or any state securities laws.

            (n) All taxes which are due and payable from the Company have been paid in full and the Company does not have any tax deficiency or claim outstanding assessed or proposed against it.

            (o) None of the Company nor to the best of the Company's knowledge any of its officers, directors, employees or agents, nor any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements, or
(iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

            (p) All information and statements provided by the Company to prospective investors will be true and correct.

            (q) Any written offering material prepared by the Company will not be misleading or violative of the anti-fraud provisions of the Securities Exchange Act of 1934.

            (r) The financial statements presented to Hunter fairly reflect the financial condition of the Company and the results of its operations at a time and for the periods covered by the financial statements.

      10.   Certain Covenants and Agreements of the Company.

            The Company covenants and agrees at its expense and without any expense to Hunter as follows:


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

            (a) To advise Hunter of any material adverse change in the Company's financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the PPM occurring at any time prior to any closing of any Units as soon as the Company is either informed or becomes aware thereof.

            (b) The Company shall at all times have sufficient shares authorized and unissued to keep available out of its authorized Common Stock solely for the purpose of issuance upon the exercise of all Warrants described in this Agreement, such number of shares of Common Stock as shall then be issuable upon the exercise or conversion thereof.

            (c) To ensure that any transactions between or among the Company, or any of its officers, directors and affiliates be on terms and conditions that are no less favorable to the Company, than the terms and conditions that would be available in an "arm's length" transaction with an independent third party.

            (d) To cooperate with Hunter as to permit the Offering to be conducted in a manner consistent with the applicable state and federal securities.

            (e) To provide its financial statements from inception through December 31, 2004.

            (f) To not cause or knowingly permit any action to be taken in connection with the placement which violates the Securities Act of 1933 or any State securities laws.

      11.   Indemnification.

            (a) The Company hereby agrees that it will indemnify and hold Hunter and each officer, director, shareholder, employee, attorneys, accountants, agents or representative of Hunter, and each person controlling, controlled by or under common control with Hunter within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 or the SEC's rules and regulations promulgated thereunder (the "Rules and Regulations"), harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition including attorneys' fees in the event of a breach of this representation and warranty) to which Hunter or such indemnified person of Hunter may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) this Agreement, (b) any written offering material prepared by the Company including the PPM (except those written statements relating to Hunter given by an indemnified person for inclusion therein), (c) any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Units, the Common Stock and the Warrants under the securities laws thereof, or any state securities commission or agency;
(ii) the omission or alleged  omission from documents  described in clauses (a),
(b) or (c) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 11(a), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against Hunter or such indemnified person as a direct result of Hunter or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

            (b) Hunter hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company or such indemnified person of the Company may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of Hunter or its officers, employees or representatives in acting as placement agent for the Offering or (ii) the breach of any representation, warranty, covenant or agreement made by Hunter in this Agreement.

            (c) Promptly after receipt by an indemnified party of notice of commencement of any action covered by Section 11(a) or 11(b), the party to be indemnified shall, within five (5) business days, notify the indemnifying party of the commencement thereof; the omission by one indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such
Section 11(a) or 11(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if, (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11(a) or 11(b) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and Hunter shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that Hunter shall be responsible for such percent of the aggregate of such losses, claims, damages and liabilities as shall equal the percentage of the gross proceeds paid to Hunter and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act of 1933 shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person controlling, controlled by or under common control with Hunter, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Hunter and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 and each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this Section 11(d), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby. The indemnity and contribution agreements contained in this
Section 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement. Notwithstanding anything to the contrary in this Section 11, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

      12.   Non-Circumvention.

            Pursuant to this Agreement, it is contemplated that Hunter shall supply to the Company and its officers and directors a certified list (the "Certified List") of investors and customers that Hunter has contacted in connection with the proposed reverse merger transaction and related financing transaction. If, during the twelve month period after the placement term, the Company completes a Transaction (as defined below) with a person on the Certified List, the Company shall pay Hunter concurrently with the closing of such Transaction the compensation due under Section 3 of this Agreement.

            "Transaction" shall be defined as any direct or indirect sale, transfer, conveyance, exchange, financing, investment, trade, exchange or other change in legal or beneficial ownership of any property, whether accomplished by an issuance or purchase of assets of securities, merger, consolidation, management contract, joint venture, partnership, trade or exchange of assets or stock or otherwise.

      13.   Payment of Expenses.

            The Company hereby agrees to bear all of its expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, Company approved advertisements, road show costs and expenses (road show costs and expenses up to a maximum of $45,000 which the parties acknowledged was paid further to the $400,000 of the Bridge Notes), postage and mailing expenses with respect to the transmission of offering materials, registrar and transfer agent fees, escrow agent fees and expenses, fees of the Company's counsel (but excluding fees of counsel to the Placement Agent in excess of the $10,000 paid further to the $400,000 of the Bridge Notes) and accountants, issue and transfer taxes, if any.

      14. Board of Representation. All existing members of the Shell shall resign on the closing. The Investors shall have the right to elect one additional member to the Board of Directors following the Merger for a period of one year.

      15. Lock-up. All shares of The Berman Center LLC publicly issued in connection with the reverse merger to existing shareholders of The Berman Center LLC will have trading and transfer restrictions for a period of 12 months following the date of the filing of the registration statement.

      16.   Conditions of Each Closing.

            Each closing shall be held at the offices of Company's counsel or as otherwise determined by Hunter and the Company. The obligations of Hunter hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of each closing date with respect to the Company as if it had been made on and as of such closing date; the accuracy on and as of each closing date of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of each closing of its covenants and obligations hereunder and to the following further conditions:

            (a) At or prior to each closing, counsel for Hunter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and the offering materials or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

            (b) At and prior to each closing, (i) there shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the offering materials; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company which has not been disclosed in the offering materials or to
Hunter in writing; (iii) except as set forth in the offering materials, the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received; (iv) except as set forth in the offering materials, the Company shall not have issued any securities (other than those to be issued as provided in the offering materials) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as indicated in the offering materials; and (vi) no action, suit or proceeding, at law or in equity, against the Company or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could materially adversely affect the businesses, prospects or financial condition or income of the Company, except as set forth in the offering materials.

            (c) At each closing, Hunter shall have received a certificate of the Company signed by its chief executive officer, dated as of the applicable closing date, to the effect that the conditions set forth in subparagraph (b) above have been satisfied and that, as of the applicable closing date, the representations and warranties of the Company set forth herein are true and correct.

      17.   Miscellaneous.

            (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument. (b) Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered or faxed, addressed as follows:

            To Hunter:

            Hunter World Markets, Inc.
            9300 Wilshire Boulevard
            Penthouse Suite
            Beverly Hills, CA 90212
            Attention: Todd Ficeto
            Telephone: (310) 286-2211
            Fax: (310) 286-2373

            with a copy to:

            Shustak Jalil & Heller
            400 Park Avenue
            New York, New York 10022
            Attention:  James P. Jalil, Esq.
            Telephone: (212) 688-5900
            Fax: (212) 688-6151

            To the Company:

            The Berman Center LLC
            211 East Ontario
            Suite 800
            Chicago, IL  60611
            Attention:  Samuel Chapman
            Telephone: 800-709-4709
            Facsimile:   312-255-8007
            with a copy to:

            Kirkpatrick & Lockhart, LLP
            10100 Santa Monica Blvd., Suite 700
            Los Angeles, CA  90067
            Attention:  Jeryl Bowers
            Telephone:  310-552-5000
            Fax:  310-552-5001

or to such other address of which written notice is given to the others.

            (c) This Agreement shall be construed pursuant to the laws of the State of California without regard to conflicts of law principals thereof. Any controversy arising hereunder shall be resolved by arbitration from the American Arbitration Association.

            (d) This Agreement contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

            (e) If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                               THE BERMAN CENTER LLC


                                                /S/ SAMUEL CHAPMAN
                                               ---------------------------------
                                               By:  Samuel Chapman
                                               Its: Chief Executive Officer



AGREED AND ACCEPTED

HUNTER WORLD MARKETS, INC.


 /S/ TODD FICETO
--------------------------
By:  Todd Ficeto
Its: President and CEO